UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2005

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:            (206) 701-2000

Registrant’s facsimile number, including area code:             (206) 701-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Executive Severance Policy. On May 11, 2005, the Board of Directors amended the Executive Severance Policy to provide that the Compensation Committee is authorized to approve salary continuation for different periods and to add targeted bonus and other compensation to the definition of “Salary” in connection with the hiring or appointment of new officers and senior managers, not inconsistent with provisions granted the Chief Executive Officer and President, such determinations to be set forth in minutes of the Compensation Committee and reported to the Board. A copy of the Executive Severance Policy, as amended, is filed as Exhibit 10.1 to this report.

     Acceleration of Options. On May 11, 2005, the Board of Directors approved the acceleration of the vesting of all unvested outstanding stock options previously granted to employees and executive officers under our stock option plans with a per share exercise price of $1.47 or greater (the last sale price on the Nasdaq National Market for our common stock on May 10, 2005). As a result of that acceleration, options to acquire approximately 410,000 shares, with per share exercise prices ranging from $1.47 to $2.35, which otherwise would have vested from time to time over the next four years, became immediately exercisable, including options for 67,720 shares held by executive officers. Options granted to consultants and to non-employee directors were not accelerated. All other terms and conditions applicable to outstanding stock option grants, including the exercise prices and numbers of shares subject to the accelerated options, were unchanged.

     The Board considered several factors in determining to accelerate the vesting of these options, including the positive effect on employee and officer morale, retention and perception of option value. It believed these options may not provide the affected employees sufficient incentive when compared to the potential future compensation expense that would have been attributed to these stock options. The acceleration eliminates future compensation expense we would otherwise recognize on our statement of operations with respect to these options once SFAS No. 123(R) becomes effective for us beginning on January 1, 2006.

     Credit Agreement. On May 31, 2005, we and our subsidiary, Cray Federal Inc., entered into a Senior Secured Credit Agreement with Wells Fargo Foothill, Inc., providing for a two-year revolving line of credit for up to $30 million. The new credit line replaces our previous line of credit with Wells Fargo Bank, N.A., and provides support for our existing letters of credit while permitting us to use the previously restricted $11.4 million of cash and permitting additional cash advances, subject to a borrowing base set by maintenance revenue and other accounts receivable as well as other limitations provided in the Credit Agreement. The new line of credit bears interest on a performance-based formula, contains covenants to maintain or achieve certain financial performance standards and is collateralized by all of our assets and those of Cray Federal Inc. and pledges of the stock of our subsidiaries. We are obligated to pay a closing fee of 2.5% of the maximum amount of the credit line, or $750,000, half of which was paid at closing and half of which is payable one year from closing, and other fees and costs customary for such transactions. Under the Credit Agreement, we are also obligated to issue the lender a four-year warrant to purchase 200,000 shares of our common stock, with an exercise price equal to the closing price of our common stock on the date the warrant is issued. The indebtedness under the Credit Agreement constitutes senior indebtedness under the indenture governing our outstanding convertible senior subordinated notes.

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     A copy of the Senior Secured Credit Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and a copy of our June 1, 2005, press release relating to the Credit Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Information regarding our Senior Secured Credit Agreement with Wells Fargo Foothill, Inc., is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On June 1, 2005, we received a notice from the Listing Qualifications Department of The Nasdaq Stock Market stating that it was withdrawing its notice of delisting and canceling our hearing with respect to our delisting from the Nasdaq National Market. As a result, the character “E” will be dropped from our symbol, effective June 3, 2005, and the trading symbol for our common stock will be changed from CRAYE back to CRAY as of the opening of business on June 3, 2005.

     A copy of our June 1, 2005, press release relating to this matter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

     Information regarding a warrant to purchase 200,000 shares of our common stock to be granted to Wells Fargo Foothill, Inc., is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. A copy of the form of warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     As disclosed in the proxy statement for our 2005 annual shareholders meeting, our Bylaws were amended to decrease the number of authorized directors provided in section 2.1 of the Bylaws from ten to nine, effective May 11, 2005. A copy of our Bylaws, as so amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

     On June 1, 2005, we issued a press release relating to the notice from The Nasdaq Stock Market withdrawing its notice of delisting and our new Senior Secured Credit Agreement with Wells Fargo Foothill, Inc. A copy of that press release is being “furnished” as Exhibit 99.1 to this report and shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Item 8.01 Other Events.

     On May 25, 2005, we were served with a complaint filed by Marie Limantour, on behalf of herself and all others similarly situated, in the U.S. District Court for the Western District of Washington. The complaint names us and certain of our current and former officers as defendants. The plaintiff seeks to represent a class of purchasers of our securities from July 31, 2003 through May 12, 2005. The complaint alleges federal securities law violations in connection with the issuance of various reports, press releases and statements in investor telephone conference calls. The complaint requests certification of the class and seeks unspecified damages, interest, costs and other relief. We believe the complaint is without merit and intend to defend it aggressively.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

3.1	Bylaws, as amended through May 11, 2005

4.1	Form of Warrant to be issued to Wells Fargo Foothill, Inc.

10.1	Executive Severance Policy, as amended on May 11, 2005

10.2	Senior Secured Credit Agreement by and among Cray Inc., Cray Federal Inc. and Wells Fargo Foothill, Inc., dated May 31, 2005

99.1	Press Release, dated June 1, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 1, 2005

Cray Inc.

By:	/s/ James E. Rottsolk

James E. Rottsolk
Chairman and Chief Executive Officer

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